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                            FORM 8-K


               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report:  October 18, 1995
                (Date of earliest event reported)


                 NATIONAL CITY BANCSHARES, INC.
     (Exact name of registrant as specified in its charter)



    INDIANA                  0-13585               35-1632155
(State or other            (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)


 227 Main Street, P.O. Box 868, Evansville, Indiana  47705-0868
            (Address of principal executive offices)


Registrant's telephone number, including area code:  812-464-9800


Former name or former address, if changed since last report:  N/A


Date of Report:  October 25, 1995
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Pursuant to Section 13 or Section 15(b) of the Securities and
Exchange Act of 1934, Registrant hereby makes current report regarding the following event:

                  ITEM 5.  OTHER EVENTS.

     On October 18, 1995, the Board of Directors of
Registrant declared a five percent (5%) stock dividend of Registrant's common stock to shareholders of record at the close of business on December 1, 1995, with all shareholders of record at the close of business on December
1, 1995, deemed to be holders of said increased common stock at said time. Certificates of this stock dividend shall be issued no later than December 15, 1995. In issuing this stock dividend, the pro rata cash equivalent will be paid in lieu of fractional shares of common stock.

     Of the 10,000,000 authorized shares of common stock, 4,477,327 shares were issued and outstanding as of October
18, 1995. If this same number of shares were outstanding as of the record date, approximately 223,866 shares would be issued in payment of this one-for-twenty stock dividend.
Given the above assumption, the number of shares of common stock issued and outstanding after payment of this dividend would be approximately 4,701,193. The stock will continue to be without par value.

     On October 18, 1995, the Board of Directors of
Registrant also declared a dividend of twenty-five cents
($.25) per share payable January 7, 1996, to shareholders of record at the close of business on December 22, 1995.
This represents a three cent ($.03) increase from the previous twenty-two cent ($.22) quarterly cash dividend.


                            SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NATIONAL CITY BANCSHARES, INC.



Date:  October 25, 1995            /s/ ROBERT A. KEIL
                                   Robert A. Keil
                                   President
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